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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Macerich Company
Santa Monica, California

        We consent to the incorporation by reference in the Registration Statements on Form S-3 File Nos. 333-155742, 333-107063, 333-121630 and Form S-8 File Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-108193, 333-120585 and 333-00584 of our report dated February 27, 2009 (May 27, 2009 as to the changes in accounting policies described in Notes 2 and 25) relating to the consolidated financial statements and consolidated financial statement schedules of The Macerich Company, and of our report dated February 27, 2009 relating to the consolidated financial statements and consolidated financial statement schedules of Pacific Premier Retail Trust, appearing in this Current Report on Form 8-K of The Macerich Company.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California
May 27, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM